                                   EXHIBIT 99


                                           Contact: David Sklar
                                                    Aames Financial Corporation
                                                    (323) 210-5311


FOR IMMEDIATE RELEASE



           AAMES FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS

    RECORDS $45 MILLION NET LOSS FOR THE SIX MONTHS ENDED DECEMBER 31, 1999; ACQUIRES CERTAIN SUB-PRIME MORTGAGE ASSETS AND OPERATIONS OF
                         UNITED PANAM FINANCIAL CORP.;
          CLOSES A NEW $200 MILLION REVOLVING WAREHOUSE LINE INCLUDING
                            A WORKING CAPITAL SUBLINE


     LOS ANGELES, CALIFORNIA, FEBRUARY 14, 2000 - AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, today reported the results of operations for the three and six months ended December 31, 1999. The Company also announced that continuing difficult market conditions on the Company's operations caused it to record a net loss in valuation of its residual interests and mortgage servicing rights in the amount of $35.2 million and a net operating loss of $12.5 million for the quarter ended December 31, 1999. The Company also announced that it closed a new $200 million warehouse lending facility which includes a $35 million working capital subline and acquired sub-prime mortgage origination assets of another subprime mortgage originator which exited the business.


      Results of Operations and Adjustment to Residual Assets and Mortgage
                                Servicing Rights

     Total revenue for the three and six months ended December 31, 1999 was $12.9 million and $73.9 million, as compared to $(154.4) million and $(96.7) million for the three and six months ended December 31, 1998, respectively. The 1999 revenues include a $35.2 million write down to the Company's interest-only strips and mortgage servicing rights (discussed below).

     Net loss for the quarter and six month period was $47.7 million and $46.9 million, respectively, compared to net loss of $195.7 million and $197.9 million for the same periods a year ago. Excluding the $35.2 million write-down, the Company had a net operating loss for the quarter of $12.5 million due to adverse market condition. On a basic and diluted per share basis, net loss per share for the three month period was $1.60 and $1.60 compared to $6.31 and $6.31, respectively, in the prior year. For the six month period, on a basic and diluted per share basis, net loss per share was $1.63 and $1.63, respectively, compared to $6.39 and $6.39 for the prior year's period.

     A. Jay Meyerson, Aames' chief executive officer, stated, "The Company has committed to periodically review and validate the value of its residual assets and mortgage servicing rights and the write-down for the quarter ended December 31, 1999 reflects that commitment. The Company continues to feel the adverse effects of previous large bulk purchased and broker programs that have been discontinued. In response to changing market conditions we are focusing on improving our loan origination platform to insure that we become more efficient and originate higher quality risk priced loans. I have also ordered an increased emphasis on loss mitigation."

                                 Loan Production

         Mr. Meyerson, said, "The Company increased its loan production by $57.4 million to $580.9 million for the December 1999 quarter from $523.5 million for the September 1999 quarter. Loan production for the December 1999 quarter was also up $30.6 million from the December 1998 quarter. Loan production for the six months ended December 31, 1999 of $1.1 billion has not yet recovered to the production levels of $1.3 billion for the comparable six month period in the prior year because of a $183.8 million decrease in correspondent production which resulted from the Company's focus on its core retail and broker production instead of correspondent production in the last year. Core retail and broker production increased $12.9 million over the September 1999 quarter.

         In the later part of the quarter ended December 31, 1999, the Company commenced originating loans through the Internet, through an affiliation with certain Internet lending sites. Retail production for the quarter included $6.1 million of loans originated through this production channel. We expect Internet originations to grow and increase the value of our retail franchise."

         Meyerson said that the Company sold $588.1 million and $1.3 billion of loans during the three and six months ended December 31, 1999, respectively, compared to $501.4 million and $1.2 billion of loans sold during the comparable period for 1998. He added that the Company's loan dispositions during the December 1999 quarter included a $403.5 million securitization, and whole loan sales totaling $184.6 million which reflects the Company's strategy of disposition of loans through a combination of securitizations and whole loan sales.

         Mr. Meyerson reported that the Company's loan servicing portfolio at December 31, 1999 increased to $3.9 billion, net of run-off, up $52.0 million from the prior quarter. "By completing the securitization of servicing retained mortgages during the most recent quarter, the Company increased its servicing portfolio for the second consecutive quarter. Although, the servicing portfolio has not yet recovered to its peak of $4.4 billion at December 31, 1998, by continuing to securitize a portion of our loan production, we hope to slowly grow the portfolio back to that level."


                    Acquisition of Sub-Prime Mortgage Assets

         In January and February, the Company closed on transactions to hire a majority of the retail and broker loan production employees, and acquire certain assets including portions of the retail and wholesale origination platform, customer and broker relationships and in-process loans, as well as selected operations and technology assets of United Pan American Mortgage, the sub-prime mortgage division of Pan American Bank, FSB, a wholly-owned subsidiary of United PanAm Financial Corp.

         "This transaction includes valuable national mortgage origination assets and a strong loan origination sales force which will allow us to capitalize on consolidation in the sector and expand our loan origination platform at an attractive cost by leveraging our operating scale," Mr. Meyerson said.


                     Warehouse and Working Capital Facility

         On February 11, 2000, the Company secured $35 million in working capital secured by certain of its residual interests and certain other collateral through the renewal of a $90.0 million committed warehouse line which expired on February 9, 2000. The committed warehouse line was increased to $200.0 million and included a $35 million non-revolving working capital subline, which the Company drew down on February 11, 2000.

          "By closing this facility, the Company was able to improve its overall liquidity and strengthen its franchise," Mr. Meyerson said. "Further, we were able to obtain liquidity against this asset from a recognized market participant."

         Aames Financial Corporation is a leading home equity lender, and at December 31, 1999 operated 105 retail Aames Home Loan offices and 21 wholesale branches nationwide.

          From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in our securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans we sell; government regulation; changes in federal income tax laws; Year 2000 compliance; our ability to pay dividends and the concentrated ownership of our controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Form 10-Q for the quarter ended September 30, 1999, and subsequent Company Filings with the United States Securities and Exchange Commission.

                            [Financial Tables Follow]

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET





                                                                              DECEMBER 31,          JUNE 30,
                                                                                 1999                 1999
                                                                          -------------------- --------------------
                                                                              (UNAUDITED)           (AUDITED)

                                  ASSETS

    Cash and cash equivalents                                                    $ 16,018,000         $ 20,764,000
    Loans held for sale, at lower of cost or market                               371,728,000          559,869,000
    Accounts receivable                                                            58,853,000           56,964,000
    Residual interests, at estimated fair market value                            342,595,000          332,327,000
    Mortgage servicing rights, net                                                 16,643,000           20,928,000
    Equipment and improvements, net                                                11,141,000           13,495,000
    Prepaid and other                                                              11,039,000           15,013,000
    Income tax refund receivable                                                            -            1,737,000
                                                                          -------------------- --------------------
          Total assets                                                          $ 828,017,000      $ 1,021,097,000
                                                                          ==================== ====================


                   LIABILITIES AND STOCKHOLDERS' EQUITY


    Borrowings                                                                  $ 281,220,000        $ 281,220,000
    Revolving warehouse and repurchase facilities                                 366,171,000          535,997,000
    Accounts payable and accrued expenses                                          51,927,000           50,505,000
    Income taxes payable                                                            8,571,000            7,819,000
                                                                          -------------------- --------------------
          Total liabilities                                                       707,889,000          875,541,000
                                                                          -------------------- --------------------


    Commitments and contingencies                                                           -                    -
    Stockholders' equity:
    Series A Preferred Stock, par value $0.001 per share;
        500,000 shares authorized; none outstanding                                         -                    -
    Series B Convertible Preferred Stock, par value $0.001 per share;
        29,704,000 and 100,000,000 shares authorized ; 26,704,000 and                  27,000               27,000
        26,704,000 shares outstanding
    Series C Convertible Preferred Stock, par value $0.001 per share;                 101,000               75,000
        107,105,000 and 100,000,000 shares authorized; 101,106,000 and 75,046,000 shares outstanding
    Common Stock, par value $0.001 per share 400,000,000 and
        50,000,000 shares authorized; 31,044,870 and 30,016,964                        31,000               31,000
        shares outstanding
    Additional paid-in capital                                                    367,231,000          342,193,000
    Retained deficit                                                             (247,262,000)        (196,770,000)
                                                                          -------------------- --------------------
          Total stockholders' equity                                              120,128,000          145,556,000
                                                                          -------------------- --------------------
          Total liabilities and stockholders' equity                            $ 828,017,000      $ 1,021,097,000
                                                                          ==================== ====================

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                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)



                                                              THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                 ------------------------------------------ --------------------------------------
                                                       DECEMBER 31,        DECEMBER 31,        DECEMBER 31,       DECEMBER 31,
                                                           1999                1998                1999               1998
                                                 ---------------------- ------------------- ------------------- ------------------

   Revenue:
        Gain on sale of loans                              $ 9,553,000         $ 8,752,000        $ 31,350,000       $ 28,429,000
        Write-down of residual interests and
          mortgage servicing rights                        (35,190,000)       (191,646,000)        (35,190,000)      (186,451,000)
        Origination fees                                    10,371,000           9,633,000          21,758,000         21,784,000
        Loan servicing                                       4,420,000           6,847,000           8,175,000         13,116,000
        Interest                                            23,762,000          11,991,000          47,760,000         26,460,000
                                                    ------------------- ------------------- ------------------- ------------------
          Total revenue,  including write-down
            of residual interests and mortgage
            servicing rights                                12,916,000        (154,423,000)         73,853,000        (96,662,000)
                                                    ------------------- ------------------- ------------------- ------------------

   Expenses:
        Compensation                                        22,370,000          19,907,000          45,482,000         43,701,000
        Production                                           6,974,000          10,559,000          15,615,000         21,489,000
        General and administrative                          17,031,000          13,784,000          31,302,000         27,172,000
        Interest                                            12,886,000           9,403,000          26,434,000         22,285,000
                                                    ------------------- ------------------- ------------------- ------------------
          Total expenses                                    59,261,000          53,653,000         118,833,000        114,647,000
                                                    ------------------- ------------------- ------------------- ------------------
   Loss before income taxes                                (46,345,000)       (208,076,000)        (44,980,000)      (211,309,000)
   Provision (benefit) for income taxes                      1,350,000         (12,331,000)          1,925,000        (13,408,000)
                                                    ------------------- ------------------- ------------------- ------------------
   Net loss                                              $ (47,695,000)     $ (195,745,000)      $ (46,905,000)    $ (197,901,000)
                                                    =================== =================== =================== ==================

   Net loss per share:
        Basic                                                  $ (1.60)            $ (6.31)            $ (1.63)           $ (6.39)
                                                    =================== =================== =================== ==================
        Diluted                                                $ (1.60)            $ (6.31)            $ (1.63)           $ (6.39)
                                                    =================== =================== =================== ==================
        Dividends per share                                        $ -                 $ -                 $ -             $ 0.03
                                                    =================== =================== =================== ==================

   Weighted average number of shares outstanding:
        Basic                                               31,027,000          31,007,000          31,018,000         30,992,000
                                                    =================== =================== =================== ==================
        Diluted                                             31,027,000          31,007,000          31,018,000         30,992,000
                                                    =================== =================== =================== ==================


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                        AAMES FINANCIAL CORPORATION
                      THREE AND SIX MONTHS STATISTICS



                                                  THREE MONTHS ENDED                              SIX MONTHS ENDED
                                    ----------------------------------------------  ----------------------------------------------
                                        DECEMBER 31,            DECEMBER 31,            DECEMBER 31,            DECEMBER 31,
                                            1999                    1998                    1999                    1998
                                    ----------------------  ----------------------  ----------------------  ----------------------
                                       (In thousands)
    ORIGINATION VOLUME:

       Broker network                           $ 365,992               $ 289,492               $ 697,538               $ 640,293
       Retail                                     202,574                 197,937                 381,790                 426,114
       Correspondent                               12,286                  62,789                  25,047                 208,868
                                    ----------------------  ----------------------  ----------------------  ----------------------
       Total                                    $ 580,852               $ 550,218             $ 1,104,375             $ 1,275,275
                                    ======================  ======================  ======================  ======================
    SERVICING PORTFOLIO                                                                       $ 3,922,000             $ 4,429,000

    SERVICED IN HOUSE                                                                         $ 3,586,000             $ 4,429,000

    LOAN SALES:
       Loans pooled and sold
          in securitizations                    $ 403,492                     $ -               $ 803,557               $ 649,999
       Whole loan sales                           184,617                 501,358                 477,218                 547,124
                                    ----------------------  ----------------------  ----------------------  ----------------------
                                                $ 588,109               $ 501,358             $ 1,280,775             $ 1,197,123
                                    ======================  ======================  ======================  ======================

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